QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 29, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	3663 (Primary Standard Industrial Classification Code Number)	98-0155633 (I.R.S. Employer Identification Number)

Clarendon House, 2 Church Street
P.O. Box HM 1022
Hamilton HM DX, Bermuda
(441) 295-5950
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

1999 EMPLOYEE SHARE PURCHASE PLAN

(Full title of the Plans)

Priscilla M. Lu
interWAVE Communications, Inc.
312 Constitution Drive
Menlo Park, CA 94025
(650) 838-2101
(Name, address, including zip code, and telephone number, including area code and telephone number of agent for service)

Copy to:
Christopher D. Mitchell, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

1999 Employee Share Purchase Plan, Common Shares (options available for future grant)	500,000(1)	$0.782 (2)	$391,000	$35.98

Total Registration Fees:				$35.98

(1)	Represents Common Shares which have become available for issuance under the Registrant's 1999 Employee Share Purchase Plan as a result of a vote of the shareholders at the 2001 Annual Meeting of the Shareholders. 500,000 shares were added to the reserve.
(2)
The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Shares as reported on the Nasdaq National Market on April 24, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Share Purchase Plan, the purchase price of a Common Share shall mean an amount equal to 85% of the Fair Market Value of a Common Share on the Enrollment Date or the Exercise Date, whichever is lower.

STATEMENT UNDER GENERAL INSTRUCTION E—REGISTRATION OF
ADDITIONAL SECURITIES

        This Registration Statement registers additional shares of the Registrant's Common Shares to be issued pursuant to the 1999 Employee Share Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-59308, and No. 333-64854) (together, the "Previous Forms S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference to this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below and are incorporated to this Registration Statement by reference and made a part of this filing:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Commission on September 26, 2001 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 filed with the Commission on November 9, 2001.

  (c)
  The Registrant's Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 31, 2001 filed with the Commission on February15, 2002.

  (d)
  The Registrant's Proxy Statement, dated October 15, 2001 filed with the Commission on October15, 2000 filed pursuant to Section 14(a) of the Securities Exchange Act of 1934.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, interWAVE Communications International, Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Menlo Park, State of California, on April 26, 2002.

INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
By:	/s/ Priscilla M. Lu Priscilla M. Lu Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Priscilla M. Lu and Cal Hoagland, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Priscilla M. Lu Priscilla M. Lu	Authorized Representative	April 26, 2002
/s/ Priscilla M. Lu Priscilla M. Lu	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 26, 2002
/s/ Cal Hoagland Cal Hoagland	Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2002
/s/ Mario Rosati Mario Rosati	Director	April 26, 2002
/s/ Thomas Gibian Thomas Gibian	Director	April 26, 2002
/s/ Andrew Wang Andrew Wang	Director	April 26, 2002
/s/ Nien Dak Sze Dr. Nien Dak Sze	Director	April 26, 2002
/s/ William E. Gibson William E. Gibson	Director	April 26, 2002
/s/ Denny R.S. Ko Dr. Denny Ko	Director	April 26, 2002

INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of counsel as to legality of securities being registered.
*10.4	1999 Employee Share Purchase Plan and Form of Subscription Agreement.
23.1	Consent of KPMG LLP.
23.2	Consent of counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-7).

*
Incorporated by reference from previous filings.

QuickLinks

STATEMENT UNDER GENERAL INSTRUCTION E—REGISTRATION OF ADDITIONAL SECURITIES
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS